EMC Insurance Group Inc. and Subsidiaries

                               Index to Exhibits


Exhibit
Number                         Item
------                         ----

  21        Subsidiaries of the Registrant                       Included in
                                                            direct transmission

  23        Consent of KPMG Peat Marwick LLP  with               Included in
              respect to Forms S-8 and Form S-3.            direct transmission

  24        Power of Attorney.                                   Included in
                                                            direct transmission

  27        Financial Data Schedule                              Included in
                                                            direct transmission

  28        Consolidated Schedule P of Annual                 Filed under cover
               Statements provided to state regulatory           of Form SE
               authorities.